Kramer, Levin, Naftalis & Frankel LLP
                       9 1 9  T H I R D  A V E N U E
                        NEW YORK, N.Y. 10022   3852
                              (212) 715   9100
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                                                        ______

                                                        WRITER'S DIRECT NUMBER

                                                        (212) 715-9100

                               April 25, 2000


Lexington Natural Resources Trust
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663


Re:    Lexington Natural Resources Trust
       File No. 33-26116; 811-5710
       Registration Statement on Form N-1A


Dear Ladies and Gentlemen:

          We hereby consent to the reference to our firm as Counsel in Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A filed under Rule 485(b) of the Securities Act of 1933.

                              Very truly yours,



                              /s/ Kramer, Levin, Naftalis & Frankel LLP